UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2006 (April 21, 2006)

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12699	95-4803544
(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Activision, Inc. (the “Company”) authorized the payment of bonus awards in the form of options to purchase the Company’s common stock to certain executive officers of the Company in respect of the year ended March 31, 2005. These options were granted pursuant to the Company’s 2003 Incentive Plan. The awards were determined based on the Company’s and each executive’s performance of financial and non-financial goals established by the Compensation Committee in 2005. The awards were in the following amounts and with the following terms:

Name	Number of Options

Robert A. Kotick Chairman and Chief Executive Officer ...............................................................................................................................	41,682

Brian G. Kelly Co-Chairman .....................................................................................................................	41,682

These options have an exercise price of $13.61 per share (the closing price of the Company’s common stock on the date of grant) and vest on April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVISION, INC.

By:	/s/ Michael Griffith
Name: Michael Griffith Title: President and Chief Executive Officer of Activision Publishing, Inc.

Date: April 27, 2006